Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact: Roger L. Mann

Unizan Financial Corp.

President and Chief Executive Officer

Telephone: 330.438.1118 or 1.866.235.7203

E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. ANNOUNCES FOURTH QUARTER DIVIDEND

Canton, Ohio, December 10, 2004 – Unizan Financial Corp. (NASDAQ: UNIZ), today announced that the company’s board of directors declared a quarterly cash dividend of $0.135 per common share payable on December 31, 2004, to shareholders of record on December 20, 2004.

About Unizan

Unizan Financial Corp., a $2.7 billion holding company, is a financial services organization headquartered in Canton, Ohio. The company operates 42 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates niche businesses in government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey and Indianapolis, Indiana. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.